FORM OF STOCK OPTION AGREEMENT

                               (Immediate Vesting)

     THIS AGREEMENT is made as of ___________, by and between CVF Technologies Corporation, a Nevada corporation (the "Company"), and _______________ (the "Optionee").

     WHEREAS, as an inducement for the Optionee to become an employee of the Company, accept the office of _______________ of the Company and thereafter remain in the employ of the Company and in such office, the Company desires to grant to the Optionee an option to acquire an aggregate of __________ shares of common stock of the Company, $.001 par value per share (the "Stock"), on the terms set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of Option. Effective as of the date hereof, the Optionee is hereby granted an option (the "Option") to purchase an aggregate of __________ shares of Stock, pursuant to the terms of this Agreement. The Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Price. The exercise price of the Option shall be $_____ per share of Stock subject thereto.

     3. Conditions to Exercisability. The Option shall become exercisable with respect to the shares of Stock covered by the Option as of the date of this Agreement.

     4. Period of Option.  The Option  shall expire on the earliest to occur of:
----------------

          (a) the fifth anniversary of the date of this Agreement;

          (b)  three  (3)  months   following   termination  of  the  Optionee's
     employment with or service to the Company for any reason other than death;

          (c) one (1) year following termination of the Optionee's employment with or service to the Company by reason of the Optionee's death. In the event of the death of the Optionee, the executors, administrators, legatees or distributees of the estate of the Optionee shall have the right to exercise the Option in accordance with paragraph 5 hereof. In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee the Company shall be under no obligation to issue shares of Stock hereunder unless and until the Company is satisfied that the person (or persons) exercising the Option is the duly appointed executor or administrator or the proper legatee or distributee of the estate of the Optionee.

     5.  Exercise of Option.

          (a) The Option shall be exercised in the following manner. The Optionee shall deliver to the Company written notice specifying the number of shares of Stock that the Optionee elects to purchase, which shall be a whole number of shares of Stock not less than 100. The Optionee must include with such notice full payment of the exercise price for the Stock being purchased pursuant to such notice. Payment of the exercise price must be made in cash or in shares of Stock having a Fair Market Value (as hereinafter defined) equal to such Option price or in a combination of cash and Stock. "Fair Market Value" of a share of Stock shall mean (i) if the shares of Stock are then listed or admitted to trading on any national securities exchange, the last reported sales price of the shares of Stock sold in the regular way on the principal national securities exchange on which such Stock is listed or admitted to trade, or if no sales occurred on such date, the last sales price on the last preceding day on which such shares of Stock were sold on such exchange or (ii) if the shares of Stock are not then listed or admitted to trading on any national securities exchange, the last reported sale price of a share of Stock as reported on any National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last preceding day on which such shares of Stock were reported sold, or (iii) if the shares of Stock are not then listed or admitted to trading on the national securities exchange or reported on NASDAQ, such value as the Board of Directors of the Company, acting in good faith and in its sole discretion, shall determine. In lieu of full payment of the exercise price in cash, upon request of the Optionee, the Company may, in its discretion, allow Optionee to exercise the Option or a portion thereof through a cashless exercise procedure whereby the Optionee may pay the exercise price and any withholding taxes arising on such exercise by directing that shares of Stock otherwise deliverable upon exercise of the Option be withheld. In connection with any such cashless exercise, the portion of the Option relating to the shares of Stock being withheld in payment of the exercise price shall be deemed surrendered and cancelled. On exercise of the Option, if the Company is required by law to withhold for the payment of taxes arising with respect to such exercise, such notice of exercise shall also be accompanied by payment in cash or in shares of Stock already owned of the amount of any taxes which are required by law to be so withheld.

          (b) In no event shall the Option be exercisable following the Optionee's termination of employment or death to the extent the Option was not exercisable as of the date of the Optionee's termination of employment or death.

          (c) The Optionee will not be deemed to be a holder of any shares of Stock pursuant to exercise of the Option until the date of the issuance of a stock certificate for such shares and until such shares shall have been paid for in full.

     6. Certain Events. If the issued and outstanding shares of Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of the Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of Stock shall be issued under this Option or in connection with any such adjustment. Such adjustment shall be made by the Board of Directors of the Company whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Requirements of Law. By accepting the Option, the Optionee represents and agrees for the Optionee and his transferees by Will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to shares of Stock purchased upon the exercise of the Option, (a) any and all shares so purchased shall be acquired for the Optionee's personal account and not with a view to or for the sale in connection with any distribution and (b) any certificate or certificates for shares of Stock purchased upon exercise of the Option may contain a legend, in form and content acceptable to the Company, setting forth the restricted nature of such shares of Stock. No certificate or certificates for shares of Stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such shares may be issued and delivered without causing the Company to be in violation of or incur any liability under federal, state or other securities law or any other requirement of law of any regulatory body having jurisdiction over the Company.

     8. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To Optionee at:

                  -----------------------
                  -----------------------


                  To the Company at:

                  CVF Technologies Corporation
                  916 Center Street
                  Lewiston, New York  14092
                  Fax:  (716) 754-7606
                  With a copy to:

                  Hodgson, Russ, Andrews, Woods & Goodyear LLP
                  1800 One M&T Plaza

                  Buffalo, New York  14203
                  Attn:  ________________

     Any notice delivered personally or by courier under this paragraph shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

     9. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of laws principles.

     10. Amendments. The Board of Directors of the Company may at any time and from time to time amend this Agreement; provided, however, that no such amendment shall effect adversely any of the rights of the Optionee hereunder without the Optionee's consent.

     11. No Right to Continued Employment. Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth herein or to interfere with or limit in any way the right of the Company to terminate the Optionee's employment.

     12. Counterparts. This Agreement may be signed by the parties hereto in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       CVF TECHNOLOGIES CORPORATION



                                       By:
                                          -------------------------------------
                                                                          Title

                                                     OPTIONEE: